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Exhibit 4.14

CLAYTON UTZ

IP Sale and Royalty Agreement

Genetic Technologies Limited
ACN 009 212 328

C Y O'Connor ERADE Village Foundation incorporating the
Immunogenetics Research Foundation and the Institute of Molecular
Genetics and Immunology Incorporated
(ABN 67 161 830 965)

If you have any questions about the details of this document please contact Vince Annetta on + 61 3 9286 6000

Clayton Utz
Lawyers
Level 18 333 Collins Street Melbourne VIC 3000 Australia
DX 38451 333 Collins VIC
T + 61 3 9286 6000 F + 61 3 9629 8488

www.claytonutz.com

Our reference 160/385/31720916

Table of Contents

i

IP Sale and Royalty Agreement made at                        on

Parties	Genetic Technologies Limited (ACN 009 212 328) of 60-66 Hanover Street, Fitzroy in the State of Victoria (Assignee)

C Y O'Connor ERADE Village Foundation incorporating the Immunogenetics Research Foundation and the Institute of Molecular Genetics and Immunology Incorporated (ABN 67 161 830 965) (formerly known as Immunogenetics Research Foundation WA Inc.) of Cnr Nicholson and Warton Roads, Canning Vale in the State of Western Australia (Assignor)

Recitals

A.
The Assignor owns the Foundation IP relating to the genetics and genomics.

B.
The Assignor and the Assignee entered into the Heads of Agreement by which (among other things):

•
the Assignor agreed to assign the Foundation IP to the Assignee; and

•
the Assignee agreed to pay a royalty in relation to Gross Revenue which it earns in relation to the Foundation IP.

C.
The parties now desire to enter into this IP Sale and Royalty Agreement, as contemplated in the Heads of Agreement.

This agreement provides

1.
Definitions and interpretation

1.1
Definitions

  Adjustment Events has the meaning given to it in the GST Legislation.

  ASX means Australia Stock Exchange Limited (ACN 008 624 691).

  Business Day means a day that Australian trading banks are generally open for business in both Perth and Melbourne.

  Documents includes software (including source code, object code and executable versions), data in any material form, photographs, manuals, diagrams, graphs, charts, correspondence, letters and papers of every description, including all copies of and extracts from the same.

  Effective Date means 10 Business Days after the execution of this agreement.

  Foundation IP means the Primary IP and the Provisional IP and all other IP owned by the Foundation as at the Effective Date in the field of any of genetics and genomics, including:

  (a)
  all IP in, in relation to and described in the inventions, discoveries, novel designs, research, results, academic or research papers, confidential information or other proprietary information, technical data, trade secrets, know how and other material listed in Annexure 1;

  (b)
  all IP with respect to those matters and areas of research and development listed in Annexure 1; and

  (c)
  all IP necessary to support or related to the effective utilisation, exploitation, development, deployment and commercialisation of any of the Primary IP, the Provisional IP and any of the other IP and material listed in Annexure 1.

  Gross Revenue means:

  (a)
  all revenue wheresoever and howsoever earned or derived by the Assignee (or any Related Body Corporate of the Assignee, or any successor in title or assignee of the Assignee (other than the Assignor) with respect to the GTG IP) whether from product or licence sales, licence fees, royalties, technology fees or intellectual property payments or other entitlements or otherwise howsoever, resulting directly or indirectly from:

  (i)
  the deployment, application and/or commercialisation of the Foundation IP (including as the same may be developed, extended or enhanced following the Effective Date);

  (ii)
  the deployment, application and/or commercialisation of the Foundation IP together with, or as part of a suite of IP which may include, Other GTG IP,

  but, for the sake of clarity, excluding all revenue from the development, deployment, exploitation, application and/or commercialisation of any Other GTG IP discretely from the Foundation IP or from the development, deployment, exploitation, application and/or commercialisation of any Sub-Licensable GTG IP; less

  (b)
  warranty returns, transport and insurance costs in relation to any deliveries associated with deploying, applying or commercialising the Foundation IP, rebates, fair allowance for bad debts, fair allowance for use of any of the GTG IP for promotional purposes and discounts and other deductions from the Assignee's revenue in accordance with common industry practice for the calculation of revenue based royalties.

  GST is the tax payable on Taxable Supplies under the GST Legislation.

  GST Legislation is the A New Tax System (Goods and Services Tax) Act 1999 and any related Act imposing such tax or legislation that is enacted to validate, recapture or recoup such tax.

  GTG IP means the Foundation IP (from the Effective Date) and the Other GTG IP.

  Heads of Agreement means the Heads of Agreement between the Assignor and the Assignee executed by each of them on about 13 October 2003.

  Input Tax Credit has the meaning given to it in the GST Legislation. Execution Copy

  IP includes any and all intellectual and industrial property rights throughout the world, whether subsisting now or in the future, including rights of any kind in:

  (a)
  inventions, discoveries and novel designs, whether or not registered or registrable as patents, innovation patents or designs, including developments or improvements of equipment, technology, processes, methods or techniques;

  (b)
  literary works, dramatic works, musical works, artistic works, cinematograph films, television broadcasts, sound broadcasts, published editions of works and any other subject matter in which copyright (including future copyright and rights in the nature of or analogous to copyright) may, or may upon creation of the subject matter, subsist anywhere in the world;

  (c)
  registered and unregistered trade marks and service marks, including goodwill in the business concerned in the relevant goods and/or services;

  (d)
  trade, business, company names or Internet domain names;

  (e)
  confidential information or other proprietary information, technical data, trade secrets and know how; and

  (f)
  systems, processes, techniques and algorithms,

  whether created or in existence before or after the Commencement Date. Without limitation, IP includes any thing, whether tangible or intangible, which incorporates, embodies or is based on any of the things referred to in paragraphs (a) to (f) inclusive of this definition.

  Other GTG IP means:

  (a)
  all IP owned by the Assignee or any Related Body Corporate of the Assignee relating to genomics and genetics and related or associated fields of scientific endeavour whether now or hereafter existing, including without limitation that set out in Annexure 2 but expressly excluding any IP licensed to the Assignee or any of its Related Bodies Corporate;

  (b)
  all IP owned by the Assignee under the Sponsored Research Agreement,

  but excludes anything in relation to which registered IP or an application for registered IP has ceased or expired.

  Patent Life means the period from the date of the Heads of Agreement to the expiry date of the last to expire of the patents comprising the Primary IP and the Provisional IP.

  Purpose means conducting research and development work in the fields of any of genetics and genomics.

  Primary IP means:

  (a)
  European Patent Specification EP 0660877B1 (Genetic Analysis) (granted 7 August 2002) together with all and any other related country specific patent application or registration related thereto or associated therewith, including

  (i)
  German Patent DE 692 32 726.6 (Genetic Analysis) (granted [to be inserted]).

  (ii)
  French Patent [to be inserted] (Genetic Analysis) (granted [to be inserted]).

  (iii)
  United Kingdom Patent [to be inserted] (Genetic Analysis) (granted [to be inserted]).

  (b)
  United States Patent US 6,383,747B1 (Method for determining ancestral haplotypes using haplospecific geometric elements within the major histocompatibility complex multigene cluster) (granted 7 May 2002); and

  (c)
  all other granted patents and patent applications for any of the inventions claimed in any of the patents referred to in this definition,

  and all IP arising from or relating to any of them.

  Provisional IP means the Australian Provisional Patent Application Number 2003903971 (Bidirectional amplification of complementary duplicons using a single primer) (filed 23 July 2003), all other granted patents and patent applications for any of the inventions claimed in that patent and all IP arising from or relating to any of them.

  Related Body Corporate has the meaning given to that term in section 10 of the Corporations Act 2001 (Cth).

  Royalty Rate is 3%.

  Royalty Payment Date means 31 July (with respect to the immediately preceding 6 month period expiring 30 June) and 31 January (with respect to the immediately preceding 6 month period expiring 31 December) in any year.

  Settlement and Licence Agreement means the Settlement and Licence Agreement to be executed by the parties in accordance with the Heads of Agreement.

  Shares means fully paid ordinary shares in the issued capital of the Assignee quoted, or agreed by the ASX to be quoted, on the official lists of the ASX.

  Sponsored Research Agreement means the Sponsored Research Agreement to be executed by the parties in accordance with the Heads of Agreement.

  Sub-Licensable GTG IP means all IP (if any) licensed as at the Effective Date to the Assignee or any Related Body Corporate of the Assignee relating to genomics and genetics and related or associated fields of scientific endeavour whether now or hereafter existing, but expressly excluding IP licensed to the Assignee or any Related Body Corporate of the Assignee which (by reason of the terms of the licence granted to the Assignee or otherwise) the Assignee is prohibited from licensing to the Foundation in accordance with the Settlement and Licence Agreement.

  Tax Invoice means an invoice that complies with the GST Legislation.

  Taxable Supply has the meaning given to it in the GST Legislation.

1.2
Interpretation

  In this agreement:

  (a)
  headings are for convenience only and do not affect interpretation;

  and unless the context indicates a contrary intention:

  (b)
  the expression person includes an individual, the estate of an individual, a corporation, an authority, an association or a joint venture (whether incorporated or unincorporated), a partnership and a trust;

  (c)
  a reference to any statute or to any statutory provision includes any statutory modification or re-enactment of it and any statutory provision substituted for it, and all ordinances, by-laws, regulations, rules and statutory instruments (however described) issued under it;

  (d)
  a reference to any party includes that party's executors, administrators, successors and permitted assigns, including any person taking by way of permitted novation;

  (e)
  a reference to any document (including this agreement) is to that document as varied in accordance with its terms, novated in accordance with its terms, ratified or replaced from time to time;

  (f)
  words importing the singular include the plural (and vice versa), and words indicating a gender include every other gender;

  (g)
  references to parties, clauses or schedules are references to parties, clauses and schedules to or of this agreement, and a reference to this agreement includes any schedule to this agreement;

  (h)
  where a word or phrase is given a defined meaning, any other part of speech or grammatical form of that word or phrase has a corresponding meaning;

  (i)
  the word "includes" in any form is not a word of limitation;

  (j)
  a reference to "$" or "dollar" is to Australian currency; and

  (k)
  where the day on or by which a thing is to be done is not a Business Day, that thing must be done on or by the next Business Day.

2.
Condition Precedent

  Clauses 0 to 0 of this agreement will not become binding on, nor grant any rights to or impose any obligations on, either party unless the Sponsored Research Agreement and the Settlement and

  Licence Agreement are executed by all parties on or before the Effective Date or such other date as the parties may agree in writing.

3.
Assignment

3.1
Assignment

  In consideration of the matters referred to in clause 0, the Assignor irrevocably assigns to the Assignee on and from the Effective Date and with effect from the Effective Date all right, title and interest throughout the world in and to all of the Foundation IP (including all IP and other rights of whatsoever nature in the Foundation IP).

3.2
Existing licences for Foundation IP

  The Assignee:

  (a)
  acknowledges that it has been informed by the Assignor that the Assignor has before the date of the Heads of Agreement granted:

  (i)
  an informal, verbal, non-exclusive licence jointly to the Red Cross Society of Bangkok, Thailand and Khon Kaen University of Khon Kaen, Thailand to use the Foundation IP in Thailand solely for tissue typing for bone marrow transplantation; and

  (ii)
  an informal, verbal, non-exclusive licence to University of Malaya of Kuala Lumpur, Malaysia to use the Foundation IP in Malaysia solely for tissue typing for bone marrow transplantation,

  neither of which licences includes:

    (iii)
    a right to sub-license any of the Foundation IP; or

    (iv)
    a right to use any of the Foundation IP except in the jurisdiction of domicile of the licensee for the Purpose;

  (b)
  agrees that:

  (i)
  the assignment of the Foundation IP in accordance with clause 0 is subject to the existing licences referred to in clause 00;

  (ii)
  it will not assert any rights inconsistent with the existing licences referred to in clause 00; and

  (c)
  grants to the Assignor a licence in respect of the Foundation IP only to the extent strictly necessary for the Assignee not to be in breach of the existing licences referred to in clause 00.

3.3
Execute further documents and assist

(a)
The Assignor agrees that it will at its own expense do all further things and execute all further documents which the Assignee reasonably requests or requires to perfect or record its right, title and interest in the Foundation IP, including by executing a deed in the form set out in Annexure 3.

(b)
The Assignor must, and must use its best endeavours to make sure that the Assignor's officers, employees and agents, provide at the cost of the Assignee all information, records and assistance (including by procuring the assistance of the people who created or developed any of the Foundation IP) reasonably requested by the Assignee to:

(i)
prosecute any application for registration of;

(ii)
defend any opposition to any application for registration of;

    (iii)
    defend any application to cancel or invalidate any registration for; and

    (iv)
    take action in relation to any infringement of,

  any of the Foundation IP.

  (c)
  The Assignor must not, and must use its best endeavours to make sure that the Assignor's officers, employees and agents do not, challenge, question, damage, contest or oppose any of:

  (i)
  the validity of the Assignee's right, title and interest in or to the Foundation IP;

  (ii)
  the Assignee's ownership of any application for or registration of any of the Foundation IP;

  (iii)
  any application for or registration of any of the Foundation IP;

  (iv)
  the Assignee's right, title and interest in or to any of the information referred to in clause 00.

4.
Right of action

  To the extent, if any, that the Assignor has the right to take action against third parties for infringement of or as a result of the use or misuse of any of the Foundation IP, the Assignor by this agreement further assigns, transfers and sets over to the Assignee all rights, title and interest that the Assignor has or might have in the future to take action against any person:

  (a)
  who infringes or who has infringed;

  (b)
  who uses or who has used; or

  (c)
  who misuses or who has misused,

  any of the Foundation IP, whether or not such infringement, use or misuse took place prior to the execution of this agreement and whether or not such infringement, use or misuse occurred in Australia or in any other country.

5.
Maintenance of Foundation IP

5.1
Obligation to maintain

  Unless the Assignee complies with the procedure in clause 0, the Assignee must maintain all Foundation IP in full force and effect (to the extent the Foundation IP is able to be maintained) from the Effective Date until at least 5 years after the Effective Date.

5.2
Offer of Foundation IP to the Assignor

(a)
If the Assignee elects not to maintain any part (whether by reference to an invention or a jurisdiction) of the Foundation IP in full force and effect for at least 5 years after the Effective Date, the Assignee must offer to the Assignor (before the relevant Foundation IP is allowed to lapse) to assign that part of the Foundation IP to the Assignor in consideration of the grant of the licence referred to in clause 00.

(b)
If the Assignee makes an offer to the Assignor in accordance with clause 00, the Assignor must accept or reject that offer within 15 Business Days of its receipt of the offer. If the offer has not been accepted by the Assignor within that period, it will be deemed to be rejected. For the avoidance of doubt, if any offer under clause 00 is rejected (or deemed to be rejected) under this clause 0, then from the date of such rejection the Assignee will have no further obligations under any of clauses 0 and 0 and this clause 0 in respect of the Foundation IP which was the subject of the rejected offer.

  (c)
  If the Assignee transfers any Foundation IP to the Assignor pursuant to an offer made in accordance with clause 00, as a condition precedent to and in consideration of that transfer the Assignor must grant to the Assignee a worldwide, non-exclusive and perpetual licence to the Assignee to use, commercialise, exploit and deploy (with a right to sub-licence the use, commercialisation, exploitation and deployment of) that Foundation IP in consideration of a royalty calculated in accordance with clause 0.

  (d)
  For the avoidance of doubt, if the Assignee transfers any Foundation IP to the Assignor, whether pursuant to an offer made in accordance with clause 00 or otherwise, then from the effective date of the assignment the Assignee will have no further obligations under any of clauses 0 and 0 in respect of the transferred part of the Foundation IP.

5.3
Maintenance of Other GTG IP

  The Assignee acknowledges that it currently intends to maintain (to the extent it is able to be maintained) the Other GTG IP in full force and effect, having regard to its status as at the Effective Date, from the Effective Date until at least 5 years after the Effective Date.

5.4
Maintenance costs after Effective Date

  Upon presentation by the Assignor of an itemised Tax Invoice for the relevant costs, the Assignee will reimburse the Assignor for any costs reasonably incurred by the Assignor in relation to maintenance of the Foundation IP after the Effective Date.

6.
Use of confidential information and know how

6.1
Disclosure of confidential information and know how

  To the extent that the Foundation IP consists of or includes any of systems, processes, techniques, algorithms, confidential information, know how and trade secrets, the Assignor will within 10 Business Days after the Effective Date and otherwise on reasonable written demand by the Assignee disclose to the Assignee all such information and provide to the Assignee all Documents in which all of that information is recorded.

6.2
Non-use of confidential information and know how

  The Assignor will not after the Effective Date, except as permitted by any of the Sponsored Research Agreement and the Settlement and Licence Agreement, without the written consent of the Assignee use or disclose in any way any of the Foundation IP which consists of or includes any of systems, processes, techniques, algorithms, confidential information, know how and trade secrets.

7.
Consideration for IP sale

7.1
Amount of consideration

  In consideration of the assignment of the Foundation IP by the Assignor, the Assignee by this agreement agrees to issue Shares to the Assignor in the manner set out in clause 0.

7.2
Payment of Consideration

(a)
The Assignee will on the Effective Date:

(i)
issue to the Assignor or to the Assignor's nominee 20,000,000 (twenty million) Shares, provided that the Assignor has by not less than five Business Days before the Effective Date sent a Tax Invoice to the Assignee for $15,000,000 (exclusive of GST); or

(ii)
if the Assignor notifies the Assignee in writing not less than five Business Days before the Effective Date that it wishes to pay the licence fee it is required to pay under the Settlement and Licence Agreement by reducing the number of Shares which the Assignee is required to issue to the Assignor or the Assignor's nominee by this agreement, issue to the Assignor or to the Assignor's nominee 16,666,667 (sixteen million, six hundred and sixty six thousand, six hundred and sixty seven) Shares, provided that the Assignor has by not less than five Business Days before the Effective Date sent a Tax Invoice to the Assignee for $12,500,000 (exclusive of GST).

  (b)
  If the Assignee provides a notice in writing to the Assignor in accordance with clause 000, then after the Effective Date the Assignor has no further obligation to the Assignee to pay the licence fee specified in the Settlement and Licence Agreement.

  (c)
  (i)    Subject to clause 00(ii), the Shares which are issued by the Assignee in accordance with clause 00 from the date of their issue must not be subject to escrow or restricted security status under the ASX Listing Rules.

  (ii)
  The Assignor agrees and undertakes that:

  A.
  it will not for 12 months after 4 December 2003 offer for sale, sell or otherwise deal with the Shares;

  B.
  it will not in any 12 month period between 12 months and 72 months after 4 December 2003 not offer for sale, sell or otherwise deal with more than 20% of the Shares; and

  C.
  it will make sure that the Assignor's nominee to whom any of the Shares are issued and any person to whom the Assignor sells or otherwise disposes of any of the Shares other than on the ASX or any other stock or similar market on which the fully paid ordinary shares in the issued capital of the Assignee are quoted from time to time does not:

  1)
  for 12 months after 4 December 2003 offer for sale, sell or otherwise deal with the Shares; and

  2)
  in any 12 month period between 12 months and 72 months after 4 December 2003 not offer for sale, sell or otherwise deal with more than 20% of the Shares,

      on the ASX or any other stock or similar market on which the fully paid ordinary shares in the issued capital of the Assignee are quoted from time to time.

  (d)
  The Assignee must make available to the Assignor (or the Assignor's nominee to whom the Shares are issued) class order relief under section 707 of the Corporations Act 2001 (Cth) in respect of those Shares.

  (e)
  For the avoidance of doubt, the Assignee is not required to issue any Shares in relation to or in payment of the GST payable in respect of the Shares issued to the Assignor or the Assignor's nominee in accordance with clause 00.

7.3
Nomination of director of Assignee

(a)
The parties acknowledge that, as a result of the issue of the Shares in accordance with clause 0, the Assignor will be a significant shareholder of the Assignee.

(b)
The Assignee will within 30 Business Days after the effective date invite the Assignor to nominate a suitable independent person, with appropriate qualifications and who is based in Melbourne, to become a director of the Assignee.

  (c)
  For the avoidance of doubt, the director which may be nominated by the Assignor in accordance with this clause 0 will be subject to the same processes of election and re-election as any other member of the board of directors of the Assignee.

8.
Royalty

8.1
Royalty obligation

  The Assignee will after the Effective Date pay to the Assignor during the Patent Life a royalty at the Royalty Rate on Gross Revenue.

8.2
Exclusion from Royalty

  For the avoidance of doubt, nothing in this agreement requires the Assignee to pay a royalty on any Gross Revenue earned by:

  (a)
  the Assignee;

  (b)
  any Related Body Corporate of the Assignee;

  (c)
  any successor in title or assignee of the Assignee's right, title and interest in the Foundation IP,

  resulting directly or indirectly from the deployment, development, exploitation, application and/or commercialisation of:

  (d)
  any Other GTG IP where the agreement by which a right is granted to deploy, develop, exploit, apply and/or commercialise the Other GTG IP does not also grant corresponding rights to any of the Foundation IP (including as the Foundation IP may be developed, extended or enhanced after the Effective Date); or

  (e)
  any Sub-Licensable GTG IP.

8.3
Gross Revenue not in Australian currency

  If any component of Gross Revenue is not received in Australian currency, the value of that component will be converted to Australian currency at the mid-quote rate applicable on the date the currency conversion is to be made.

8.4
Payment of Royalty

  Subject to clause 0, the Assignee must by no later than the Royalty Payment Date pay the applicable royalty for the immediately preceding six month period ending 30 June or 31 December (as applicable) to the bank account (as nominated in writing by the Assignor from time to time) of the Assignor or its nominee, plus the amount of GST attributable to that royalty.

8.5
Minimum annual royalty

(a)
Notwithstanding anything else in this agreement, the Assignee will pay to the Assignor a minimum royalty of $1,000 in respect of each financial year (being the period from 1 July to 30 June) during the Patent Life and pro-rata for any period of less than 12 months.

(b)
If at the end of any financial year the total royalty payable by the Assignee in respect of that financial year is less than $1,000, then the Assignee must on the next Royalty Payment Date (being 31 July) pay the amount required to increase the total royalty paid by the Assignee for that financial year to $1,000.

(c)
After the Effective Date the parties may from time to time agree, having regard to the amount of actual royalties paid by the Assignee in accordance with clause 0, to increase or decrease the amount of the minimum annual royalty.

8.6
Statement

  The Assignee must within 15 Business Days after 30 June and 31 December in each calendar year send to the Assignor a statement detailing the Gross Revenue in respect of which the Assignee is required to pay a royalty in accordance with clause 0 and containing information about:

  (a)
  the revenue earned by the Assignee resulting directly or indirectly from the deployment, application and/or commercialisation of the Foundation IP (including as the Foundation IP may be developed, extended or enhanced after the Effective Date);

  (b)
  the revenue earned by the Assignee resulting directly or indirectly from the deployment, application and/or commercialisation of the Foundation IP (including as the Foundation IP may be developed, extended or enhanced after the Effective Date) together with, or as part of a suite of IP which may include, Other GTG IP; and

  (c)
  the amount and nature of any deductions claimed by the Assignee in relation to Gross Revenue.

8.7
Records

  The Assignee must maintain for 5 years after the end of the calendar year to which they relate, separate records and accounts for the Gross Revenue in respect of which the Assignee is required to pay a royalty in accordance with clause 0, including the amount of royalties paid to the Assignor or its nominee, taxes deducted or withheld and taxes paid to relevant taxation authorities in respect of royalties paid by the Assignee under this agreement, in sufficient detail to enable the conduct of the audit under clause 0.

8.8
Audit

  The Assignee must every financial year cause its auditor to audit the royalties due to the Assignor under this agreement. The Assignee will provide to the Assignor a copy of any report produced as a result of any audit conducted under this clause 0.

9.
Warranties

9.1
Warranties by Assignor

(a)
The Assignor warrants and represents to the Assignee that:

(i)
to the best of the Assignor's knowledge, it owns all rights in the letters patent and patent applications which comprise the Foundation IP; and

(ii)
the Assignor:

A.
has not assigned, encumbered or (except as expressly set out in clause 0) otherwise dealt with the IP or other rights in the Foundation IP between the date when negotiation for the transfer of the Foundation IP to the Assignee commenced (in about March 2003) and the date of this agreement; and

B.
will not do so before the Effective Date.

(b)
Except as set out in clause 00, the Assignor does not provide any warranties to the Assignee in relation to the Foundation IP, including any warranties relating to:

(i)
the validity of any of the Foundation IP;

(ii)
the Assignor's ownership of the Foundation IP;

(iii)
whether use or exploitation of the Foundation IP infringes the IP or other rights of any third party; and

    (iv)
    the suitability of the Foundation IP for any purpose.

9.2
Warranty by Assignee

  The Assignee in this agreement provides no warranties and makes representations to the Assignor in relation to any of the subject matter of this agreement (including the Other GTG IP).

9.3
Exclusion of warranties

(a)
To the full extent permitted by the laws of the Commonwealth of Australia and any State or Territory of Australia having jurisdiction, the Assignor by this agreement excludes all implied warranties in relation to the Foundation IP.

(b)
To the full extent permitted by the laws of the Commonwealth of Australia and any State or Territory of Australia having jurisdiction, the Assignee by this agreement excludes all implied warranties in relation to any of the subject matter of this agreement (including the Other GTG IP).

10.
Indemnity

10.1
Indemnity by Assignor

  The Assignor indemnifies the Assignee and all of the Assignee's officers, employees, agents and Related Bodies Corporate against any liability or cost which the Assignee or any of the Assignee's officers, employees, agents or Related Bodies Corporate incur concerning, arising out of or in consequence of any claim, action or demand by any person arising from:

  (a)
  any act or omission by the Assignor arising from the performance of the Assignor's rights or obligation under this agreement; and

  (b)
  any breach of this agreement (including any warranty given or representation made in this agreement) by the Assignor.

10.2
Indemnity by Assignee

  The Assignee indemnifies the Assignor and all of the Assignor's officers, employees, agents and Related Bodies Corporate against any liability or cost which the Assignor or any of the Assignor's officers, employees, agents or Related Bodies Corporate incur concerning, arising out of or in consequence of any claim, action or demand by any person arising from:

  (a)
  any act or omission by the Assignee arising from the performance of the Assignee's rights or obligation under this agreement; and

  (b)
  any breach of this agreement (including any warranty given or representation made in this agreement) by the Assignee.

11.
GST

(a)
Where a party (Supplier) makes a Taxable Supply under or in connection with this agreement or in connection with any matter or thing occurring under this agreement to the other party (Recipient) and the consideration otherwise payable for the Taxable Supply does not include GST the Supplier will be entitled, in addition to any other consideration recoverable in respect of the Taxable Supply, to recover from the Recipient the amount of any GST on the Taxable Supply.

(b)
If the amount paid by the Recipient to the Supplier in respect of GST differs from the GST on the Taxable Supply (taking into account any Adjustment Events that occur in relation to the Taxable Supply), an adjustment shall be made. If the amount paid by the Recipient exceeds the GST on the Taxable Supply, the Supplier shall refund the excess to the Recipient.

    If the amount paid by the Recipient is less than the GST on the Taxable Supply, the Recipient shall pay the deficiency to the Supplier.

  (c)
  Where a party is entitled, under or in connection with this agreement or in connection with any matter or thing occurring under this agreement, to recover all or a proportion of its costs or is entitled to be compensated for all or a proportion of its costs, the amount of the recovery or compensation shall be reduced by the amount of (or the same proportion of the amount of) any Input Tax Credits available in respect of those costs.

  (d)
  A party will not be obliged to pay any amounts to the other party unless and until a valid Tax Invoice has been issued by the other party and is received by the party. Each party agrees to do all things, including providing invoices or other documentation, that may be necessary or desirable to enable or assist another party to:

  (i)
  claim Input Tax Credits to the maximum extent possible; or

  (ii)
  reduce the amount recoverable from that other party under any indemnity or cost recovery provided for in this agreement.

12.
Confidentiality

12.1
Confidentiality of Gross Revenue information

  The Assignor must treat as confidential and must make sure that any person to whom it discloses in accordance with this agreement treats as confidential all information in relation to this agreement and any information which it receives from the Assignee in relation to any component of Gross Revenue and must not:

  (a)
  use such information; and

  (b)
  disclose such information except:

  (i)
  to its officers, employees, professional advisers and auditors; and

  (ii)
  after those people have:

  A.
  been informed that the information is confidential, must not be used except for the purpose for which it was provided to them by the Assignor and must not be further disclosed by the officer, employee, professional adviser or auditor; and

  B.
  signed (whether before or after the Effective Date) a deed of confidentiality in favour of the Assignee in terms acceptable to the Assignee (acting reasonably).

12.2
Return of information

(a)
All property rights in any Documents recording, incorporating or referring to any of the information which the Assignor is by this agreement required to keep confidential will be owned throughout the world by the Assignee and are by this agreement assigned by the Assignor to the Assignee with effect from the time of the creation of the Documents.

(b)
The Assignor must make sure that it enters into agreements with the Assignor's officers, employees, professional advisers and auditors which are consistent with, and give effect to, the assignment in clause 00.

(c)
On termination of this agreement, the Assignor must return and must cause its officers, employees, professional advisers and auditors to return to Assignee all copies of any information which the Assignor is required by this agreement to keep confidential and all copies of any Documents recording, incorporating or referring to such information.

12.3
Exclusion from obligations of confidentiality

  The obligations of confidentiality imposed on the Assignor by this clause 0 do not apply in relation to any information:

  (a)
  which is or becomes generally publicly available other than as a result of any breach of an obligation of confidence by the Assignor or any person to whom the Assignor has disclosed that information;

  (b)
  which the Assignor is required by law or the order of any court to disclose, provided that the Assignor must immediately notify the Assignee of such a requirement and, at the written request and cost of the Assignee, reasonably co-operate with and assist the Assignee to avoid such a requirement or restrict the extent of the disclosure; or

  (c)
  which the Assignee consents (subject to such restrictions and conditions as the Assignee imposes in its absolute discretion) to the Assignor using or disclosing.

13.
Termination

13.1
Termination by either party

  Either party may terminate this agreement if:

  (a)
  the other party breaches a material term of this agreement and fails to remedy that breach within ten Business Days after receiving a notice from the terminating party requiring the other party to remedy the breach; or

  (b)
  the other party goes into liquidation, has a receiver, receiver and manager, administrator or similar person appointed, enters into a scheme of arrangement with creditors or is unable to pay its debts as and when they fall due.

13.2
Termination of other agreements

  If any of:

  (a)
  the Sponsored Research Agreement; and

  (b)
  the Settlement and Licence Agreement,

  is terminated, either party may terminate this agreement by giving ten Business Days' notice in writing to the other party.

13.3
Consequences of termination

(a)
Clauses 0, 0, 0, 0, 0, 0 and this clause 0 and, if termination occurs after the Effective Date, in addition clauses 0, 0, 0 and 0 survive termination of this agreement.

(b)
To the extent that, at the date of termination of this agreement, the Assignee has not paid a royalty in relation to some of the relevant Gross Revenue received by the Assignee before the date of termination, clause 0 survives termination of this agreement but only until the royalty has been paid in respect of the relevant Gross Revenue earned before the date of termination.

(c)
For the avoidance of doubt, termination of this agreement after the assignments in clauses 0 and 0 have been effected does not affect the Assignee's right, title and interest in and to the Foundation IP and the rights of action in relation to infringement, use and misuse of Foundation IP.

14.
Notices

  Any communication under or in connection with this agreement:

  (a)
  must be in writing;

  (b)
  must be sent to the party at the address of that party as stated in this agreement or such other address as is notified in writing from time to time by that party;

  (c)
  must be signed by the party making the communication (or on its behalf by the solicitor for, or by any attorney, director, secretary, or authorised agent of, that party);

  (d)
  must be delivered or posted by prepaid post to the address of the addressee, in accordance with clause 00; and

  (e)
  will be deemed to be received by the addressee:

  (i)
  (in the case of prepaid post) on the third Business Day after the date of posting to an address within Australia;

  (ii)
  (in the case of delivery by hand) on delivery at the address of the addressee as provided in clause 00, unless that delivery is made on a day which is not a Business Day or after 5.00 pm on a Business Day, in which case that communication will be deemed to be received at 9.00 am on the next Business Day.

15.
Stamp Duty and costs

  Except as provided to the contrary in the Heads of Agreement:

  (a)
  any stamp duty payable in respect of this agreement will be payable by the party primarily responsible for the payment of such stamp duty; and

  (b)
  each party will bear its own costs of and associated with negotiating and preparing this agreement.

16.
Amendment

  This agreement can only be amended by an instrument in writing signed by both parties.

17.
Governing law

  This Deed is governed by the laws of the State of Western Australia, Australia. The parties irrevocably submit to the non-exclusive jurisdiction of the Courts of the State of Western Australia and the Federal Court of Australia, including any Court which may hear appeals from those Courts. The parties must not object to the jurisdiction of such a Court on the basis that it is an inconvenient forum.

18.
General

18.1
Assignment

  Neither party can assign, novate or otherwise transfer any of its rights or obligations under this agreement without the prior written consent of the other party (which must not be unreasonably withheld).

18.2
Entire agreement

  To the extent permitted by law, in relation to the subject matter of this agreement, this agreement:

  (a)
  embodies the entire understanding of the parties and constitutes the entire terms agreed upon between the parties; and

  (b)
  supersedes any prior agreement (whether or not in writing, including the Heads of Agreement) between the parties.

  For the avoidance of doubt, this clause does not derogate from or limit the requirement that the condition precedent in clause 0 is satisfied before clauses 0 to 0 of this agreement become binding on, grant any rights to or impose any obligations on either party.

18.3
Waiver and variation

  A provision in or right created under this agreement may not be:

  (a)
  waived except in writing signed by the party granting the waiver; or

  (b)
  varied except in writing signed by all the parties.

  A waiver of a breach of this agreement does not constitute a waiver of any future breach of this agreement (including a future breach of the same provision of this agreement).

18.4
Severability

  If any part or a provision of this agreement is judged invalid or unenforceable in a jurisdiction, it is severed for that jurisdiction and the remainder of this agreement will continue to operate.

18.5
No representations or warranties

  In entering into this agreement the parties have not relied on any representations or warranties about its subject matter except as provided in this agreement.

18.6
Relationship

  Nothing contained in this agreement should be construed as constituting a partnership, joint venture or fiduciary or agency relationship between the parties.

Signed as an agreement.

Signed by Professor Roger Dawkins on behalf of C Y O'Connor ERADE Village Foundation incorporating the Immunogenetics Research Foundation and the Institute of Molecular Genetics and Immunology Incorporated (ABN 67 161 830 965) in the presence of:	Signature
Signature of Witness
Name of Witness in full
Signed by Dr Mervyn Jacobson on behalf of Genetic Technologies Limited (ACN 009 212 328) in the presence of:	Signature
Signature of Witness
Name of Witness in full

Annexure 1—Other Assignor IP and Material

Letters Patent issued to the Assignor

  •
  European Patent Specification EP 0660877B1 (Genetic Analysis) (granted 7 August 2002) together with all and any other related country specific patent application or registration related thereto or associated therewith, including:

  •
  German Patent DE 692 32 726.6 (Genetic Analysis) (granted [to be inserted]).

  •
  French Patent [to be inserted] (Genetic Analysis) (granted [to be inserted]).

  •
  United Kingdom Patent [to be inserted] (Genetic Analysis) (granted [to be inserted]).

  •
  United States Patent US 6,383,747B1 (Method for determining ancestral haplotypes using haplospecific geometric elements within the major histocompatibility complex multigene cluster) (granted 7 May 2002).

Patent Applications filed by the Assignor

  •
  Australian Provisional Patent Application Number 2003903971 (Bidirectional amplification of complementary duplicons using a single primer) (filed 23 July 2003).

Existing data, trade secrets, confidential information and know-how of the Assignor

  •
  Data, trade secrets, confidential information and know-how relating to the letters patent and patent applications referred to above.

  •
  Data, trade secrets, confidential information and know-how relating to the following concepts:

  •
  ancestral haplotypes;

  •
  polymorphic frozen blocks;

  •
  quantum genomics;

  •
  paralogous mapping.

Existing data, trade secrets, confidential information and know-how of the Assignor described in Professor Roger Dawkins's bibliography [to what document/paper?]

  •
  Data, trade secrets, confidential information and know-how including but not limited to:

  •
  "Histocompatibility Matching for Bone Marrow Transplantation"—Human Immunology, 38, 42-51.

  •
  "Immunogenetic Analysis of Successful and Rejected Bone Marrow Grafts within One Family"—European Journal of Immunogenetics (1994) 21, 365-372.

  •
  "Matching for MHC haplotypes results in improved survival following unrelated bone marrow transplantation"—Bone Marrow Transplantation (1995) 15, 381-385.

  •
  The identification of MHC identical siblings without HLA typing—Experimental Hematology, 1995, 23:1655-1660.

  •
  "The Genomic Matching Technique (GMT)—A new tool for selecting unrelated marrow donors". HLA in haematopoietic cell transplantation, 589-591.

  •
  "Reconstruction of the Block Matching Profiles"—Human Immunology, 1999, 60, 171-176.

1

    •
    "Genomics of the major histocompatibility complex: haplotypes, duplication, retroviruses and disease"—Immunological Reviews", 1999: 275-304.

    •
    "Sequence Analysis of the MHC Class 1 Region Reveals the Basis of the Genomic Matching Technique." Human Immunology 2001, 62, 279-285.

Existing data, trade secrets, confidential information and know-how of the Assignor described in its 2003 annual report and in the abstracts for the Assignor's December 2003 retreat

  •
  Data, trade secrets, confidential information and know-how including but not limited to:

  •
  Quantum genomics and ancestral haplotypes.

  •
  The Assignor's strategy, as defined in the Assignor's 2003 annual report.

  •
  "Haplotypes associated with psoriasis, psroriatic arthritis and haemochromotosis".

  •
  The serology and genomics of ancestral haplotypes and polymorphic frozen blocks.

  •
  Identifying traits/functions using the Genomic Matching Technique, for example in meat tenderness, horning/polling, marbling, double muscling.

  •
  Frozen blocks, genomic duplications and forensic science.

  •
  Mass screening using GMT.

  •
  New algorithms and bio-informatics tools, including "massively non-parallel processing" IP.

  •
  Animal genetics and genomics.

  •
  PERB11/MIC: Function, Pathology & Immunohistology. As a consequence of sequencing different MHC ancestral haplotypes, the Assignor discovered new genes including PERB11/MIC. The Assignor has generated antibodies to examine the distribution of the gene products and showed that there was a reduction in the expression in the skin of patients with psoriasis. In view of the now known function of PERB11 this suggests that a virus may be an important component of the pathogenesis of psoriasis. The Assignor has also demonstrated that particular alleles of PERB11 are associated with the disease. Interestingly, the gene product is expressed in hair follicles and has been provided to the Adelaide CRC researching the production of wool.

  •
  Other MHC Gene Products. Although not fully characterised, other novel transcripts were identified, including one (PERB6) with some possible relevance to the TNF pathway.

  •
  Microsatellites. By examining microsatellites in the context of conserved ancestral haplotypes, the Assignor has developed a method of determining which microsatellites are unstable and therefore misleading when used as markers. This is highly relevant to linkage mapping.

  •
  Haplotype Panel Test. As the first to characterise ancestral haplotypes, the Assignor was able to assemble a panel of continuous cell lines which can be used as reference material for specific haplotypes. This panel is now maintained by ECACC in the UK and is distributed around the world. The Assignor continually updates information generated and maintains a database with a complete description of the major haplotypes.

  •
  Paralagous Mapping. It was observed that some polygenic diseases can be explained on the basis of similar genes in different parts of the genome (paralogy). The Assignor therefore has a strategy for gene discovery and for interpreting otherwise confusing data generated by genome wide scans.

2

    •
    Recurrent Spontaneous Abortion. The Assignor has developed a model of pathogenesis which implicates complement control proteins. Currently the Assignor is in the process of defining haplotypes which occur at this region of the genome.

    •
    Updating the 10 commandments of genomics and disease—strategies to extend reach of proprietary GMT and BACD IP—based on emerging understanding of Quantum Genomics.

    •
    Using the Genomic Matching Technique to define BRCA1 Haplotypes (test for susceptibility to breast cancer)—based on polymorphic frozen blocks with haplospecific markers.

    •
    Screening for susceptibility to Haemachromotosis (HCT)—Iron Overload Disorder.

    •
    Screening for susceptibility to lung cancer.

    •
    The genetics of schizophrenia: too many candidates.

    •
    Novel use of polynomial division for identification of duplicates, potentially capturing representations of sets within DNA strings, whether horizontal or vertical.

    •
    Indel typing as a method of distinguishing primate species and humans (BACD), including past success in mapping 14 SVAs and Alus in humans in MHC Class 1 region, and other related knowledge, including SVA, Alus, ERV.

    •
    The Identification of Biologically Informative Markers.

    •
    Melanoma malignancy in horses and man.

    •
    Pigmented wool fibres in merinos.

    •
    Breeding Programs in the Dairy Industry Based Upon Inheritance of Favourable Ancestral Haplotypes, including milk producers, mastitis (and role of defensin).

    •
    Genomics as an aid to selection of meat quality, including tenderness, fat content and polling.

    •
    Genomics as an aid to selection of racehorse performance

3

Annexure 2—Other GTG IP

  •
  Australian letters patent no. 647806;

  •
  Austrian letters patent no. 185377;

  •
  Canadian patent application no. 2087042;

  •
  European letters patent no. EP0570371;

  •
  German letters patent no. 691316910;

  •
  Israeli letters patent no. 98793;

  •
  Japanese patent application no. 5506998;

  •
  New Zealand letters patent no. 238926;

  •
  South African letters patent no. 915422;

  •
  United States of America letters patent no. 5851762;

  •
  Australian letters patent no. 654111;

  •
  Australian letters patent no. 672519;

  •
  Austrian letters patent no. 144797;

  •
  Canadian patent application no. 2023888;

  •
  European letters patent no. EP0414469;

  •
  German letters patent no. 69029018;

  •
  German letters patent no. 299319;

  •
  Hong Kong letters patent no. 1008053;

  •
  Irish letters patent no. 82998;

  •
  Israeli letters patent no. 95467;

  •
  Japanese letters patent no. 22417690;

  •
  New Zealand letters patent no. 235051;

  •
  Singapore letters patent no. 47747;

  •
  South African letters patent no. 906675;

  •
  Spanish letters patent no. 2095859;

  •
  United States of America letters patent no. 5192659;

  •
  United States of America letters patent no. 5612179;

  •
  United States of America letters patent no. 5789568;

  •
  United States of America patent application no. 09/935998; and

  •
  United States of America patent application no. 10/005626.

1

Annexure 3—Deed of Assignment

Deed of Assignment made at                        on

Parties	Genetic Technologies Limited (ACN 009 212 328) of 60-66 Hanover Street, Fitzroy in the State of Victoria (Assignee)

C Y O'Connor ERADE Village Foundation incorporating the Immunogenetics Research Foundation and the Institute of Molecular Genetics and Immunology Incorporated (ABN 67 161 830 965) (formerly known as Immunogenetics Research Foundation WA Inc.) of Cnr Nicholson and Warton Roads, Canning Vale in the State of Western Australia (Assignor)

Recitals

A.
The Assignor has developed and owns the Foundation IP.

B.
The parties now desire to assign the Foundation IP in accordance with the terms and conditions of this deed.

This deed provides

1.
Definitions and interpretation

1.1
Definitions

  Effective Date means the date on which this deed is executed.

  Foundation IP means the Primary IP and the Provisional IP and all other IP owned by the Foundation as at the Effective Date in the field of any of genetics and genomics, including without limitation all IP necessary to support or related to the effective utilisation, exploitation, development, deployment and commercialisation of any of the Primary IP and the Provisional IP.

  Heads of Agreement means the Heads of Agreement between the Assignor and the Assignee executed by each of them on about 13 October 2003.

  IP includes any and all intellectual and industrial property rights throughout the world, whether subsisting now or in the future, including rights of any kind in:

  (a)
  inventions, discoveries and novel designs, whether or not registered or registrable as patents, innovation patents or designs, including developments or improvements of equipment, technology, processes, methods or techniques;

  (b)
  literary works, dramatic works, musical works, artistic works, cinematograph films, television broadcasts, sound broadcasts, published editions of works and any other subject matter in which copyright (including future copyright and rights in the nature of or analogous to copyright) may, or may upon creation of the subject matter, subsist anywhere in the world;

  (c)
  registered and unregistered trade marks and service marks, including goodwill in the business concerned in the relevant goods and/or services;

  (d)
  trade, business, company names or Internet domain names;

  (e)
  confidential information or other proprietary information, technical data, trade secrets and know how; and

  (f)
  systems, processes, techniques and algorithms,

1

  whether created or in existence before or after the Commencement Date. Without limitation, IP includes any thing, whether tangible or intangible, which incorporates, embodies or is based on any of the things referred to in paragraphs (a) to (f) inclusive of this definition.

  Primary IP means:

  (a)
  European Patent Specification EP 0660877B1 (Genetic Analysis) together with all and any other related country specific patent applications and registrations related thereto or associated therewith, including

  (i)
  German Patent DE 692 32 726.6 (Genetic Analysis) (granted [to be inserted]).

  (ii)
  French Patent [to be inserted] (Genetic Analysis) (granted [to be inserted]).

  (iii)
  United Kingdom Patent [to be inserted] (Genetic Analysis) (granted [to be inserted]);

  (b)
  United States Patent US 6,383,747,BI (Method for determining ancestral haplotypes using haplospecific geometric elements within the major histocompatibility complete multigene cluster); and

  (c)
  all other granted patents and patent applications for any of the inventions claimed in any of the patents referred to in this definition.

  Provisional IP means the Australian Provisional Patent Application Number 2003903971 (Bidirectional amplification of complementary duplicons using a single primer) and all other granted patents and patent applications for any of the inventions claimed in that patent.

1.2
Interpretation

  In this deed:

  (a)
  headings are for convenience only and do not affect interpretation;

  and unless the context indicates a contrary intention:

  (b)
  the expression person includes an individual, the estate of an individual, a corporation, an authority, an association or a joint venture (whether incorporated or unincorporated), a partnership and a trust;

  (c)
  words importing the singular include the plural (and vice versa), and words indicating a gender include every other gender;

  (d)
  where a word or phrase is given a defined meaning, any other part of speech or grammatical form of that word or phrase has a corresponding meaning;

  (e)
  the word "includes" in any form is not a word of limitation; and

  (f)
  a reference to "$" or "dollar" is to Australian currency.

2.
Assignment

2.1
Assignment

  The Assignor assigns to the Assignee on and from the Effective Date and with effect from the Effective Date all right, title and interest throughout the world in and to all of the Foundation IP (including all IP and other rights of whatsoever nature in the Foundation IP).

2.2
Execute further documents

  The Assignor agrees that it will at its own expense do all further things and execute all further documents which the Assignee reasonably requests or requires to perfect or record its right, title and interest in the Foundation IP.

2

3.
Right of action

  To the extent, if any, that the Assignor has the right to take action against third parties for infringement of or as a result of use or misuse of any of the Foundation IP, the Assignor hereby further assigns, transfers and sets over to the Assignee all rights, title and interest that the Assignor has or might have in the future to take action against any person:

  (a)
  who infringes or who has infringed;

  (b)
  who uses or who has used; or

  (c)
  who misuses or who has misused,

  any of the Foundation IP, whether or not such infringement, use or misuse took place prior to the execution of this agreement and whether or not such infringement, use or misuse occurred in Australia or in any other country.

4.
Consideration

  In consideration of the assignment of the Foundation IP in accordance with clause 0, the Assignee will on the Effective Date pay to the Assignor $10 and other good and valuable consideration (receipt of which is acknowledged by Assignor).

3

Executed as a Deed:

Signed sealed and delivered by Professor Roger Dawkins for and on behalf of C Y O'Connor ERADE Village Foundation incorporating the Immunogenetics Research Foundation and the Institute of Molecular Genetics and Immunology Incorporated (ABN 67 161 830 965) in the presence of:	Signature
Signature of Witness
Name of Witness in full
Signed sealed and delivered by Dr Mervyn Jacobson for and on behalf of Genetic Technologies Limited (ACN 009 212 328) in the presence of:	Signature
Signature of Witness
Name of Witness in full

4

QuickLinks

  Exhibit 4.14